As filed with the Securities and Exchange Commission on January 21, 2011

Registration No. 333- 139789

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHOENIX FOOTWEAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	15-0327010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5840 El Camino Real, Suite 106

Carlsbad, California 92008

(Address, including zip code, of Principal Executive Offices)

PHOENIX FOOTWEAR GROUP, INC.

AMENDED AND RESTATED 2001 LONG-TERM INCENTIVE PLAN

(Full title of the Plan)

James R. Riedman

President and Chief Executive Officer

Phoenix Footwear Group, Inc.

5840 El Camino Real, Suite 106

Carlsbad, California 92008

(760) 602-9688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

Phoenix Footwear Group, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 (File No. 333-139789), originally declared effective by the Securities and Exchange Commission on January 3, 2007 (the “Registration Statement”), to deregister 1,000,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) that were registered under the Registration Statement and have not been sold or otherwise issued as of the date of the filing hereof, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on this 21st day of January 2011.

PHOENIX FOOTWEAR GROUP, INC.

By:	/s/ James R. Riedman
Name:	James R. Riedman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ James R. Riedman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 20, 2011
James R. Riedman

/s/ Dennis Nelson	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	January 20, 2011
Dennis Nelson

/s/ Steven M. DePerrior*	Director	January 20, 2011
Steven M. DePerrior

/s/ Gregory M. Harden*	Director	January 20, 2011
Gregory M. Harden

/s/ John Kratzer*	Director	January 20, 2011
John Kratzer

/s/ Wilhelm Pfander*	Director	January 20, 2011
Wilhelm Pfander

/s/ Frederick Port*	Director	January 20, 2011
Frederick Port

/s/ Kevin G. Wulff	Director	January 19, 2011
Kevin G. Wulff

/s/ James R. Riedman
* By James R. Riedman Power of Attorney January 20, 2011